Exhibit 10.65
LISA J. CALDWELL
Senior Vice President
Human Resources

Winston-Salem, NC 27102
Voice:   336-741-7041
Fax:      336-741-0607
Internet: lisa.caldwell@rjrt.com
March 22, 2007
Mr. Thomas R. Adams
Dear Tom:
     This letter will confirm our understanding on the following matters.
     It is important that you return to the role of Senior Vice President and Chief Accounting Officer of Reynolds American, Inc. (the “Company”) to ensure organizational stability.
     Accordingly, if you remain actively employed by the Company until April 30, 2008, you will be eligible to receive a lump sum “Retention Bonus” payment of $100,000 under the terms of the Retention Trust Agreement dated May 13, 1998, as amended, between R.J. Reynolds Tobacco Holdings, Inc. and Wachovia Bank, N.A. Federal, state and other withholdings or deductions will apply to any retention bonus payment. The Retention Bonus will not be included in any benefit or retirement plan calculations. Payment will be made as soon as practical following April 30, 2008. Payment of a Retention Bonus will not affect your eligibility for Special Severance Benefits and Change of Control Protections under your Executive Severance Agreement.
     In the event of your Permanent Disability (as defined by the Company’s Long Term Disability Plan) prior to your payment date, you will be eligible to receive your Retention Bonus immediately following your date of Permanent Disability. In the event of your death prior to your payment date, your Retention Bonus shall be paid to your estate.

Mr. Thomas R. Adams

     If you voluntarily quit or are terminated for Cause as defined in the retention trust, prior to your payment date, you will not be eligible to receive the Retention Bonus described above. If you are involuntarily terminated without Cause prior to the payment date, you will receive a pro rata payout under the terms of the trust.
     By your signature below, you acknowledge and agree that the payment of your Retention Bonus is subject to the terms of the above-referenced retention trust, that this letter is not an employment contract and that nothing obligates the Company to employ you for any specific term.
Sincerely,
/s/ Lisa J. Caldwell
Lisa J. Caldwell
Senior Vice President
Human Resources
Acknowledged and accepted this 23rd day of March, 2007.
Employee Signature: /s/ Thomas R. Adams